EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 333-85846 and No. 333-140991) on Form S-8 of our report dated June 18, 2015, appearing in this annual report on Form 11-K of the Crown Cork & Seal Company, Inc. 401(k) Retirement Savings Plan for the year ended December 31, 2014.

/s/ Baker Tilly Virchow Krause, LLP
Philadelphia, Pennsylvania
June 18, 2015